THE

CINCINNATI  INSURANCE  COMPANIES

THE CINCINNATI INSURANCE COMPANY

THE CINCINNATI INDEMNITY COMPANY

THE CINCINNATI CASUALTY COMPANY

THE CINCINNATI LIFE INSURANCE COMPANY

THE CINCINNATI SPECIALTY UNDERWRITERS INSURANCE COMPANY

Mailing Address:

P.O. BOX 145496

CINCINNATI, OHIO  45250-5496

513-870-2000

Investor Contact: Heather J. Wietzel, 513-870-2768

Media Contact: Joan O. Shevchik, 513-603-5323

Cincinnati Specialty Underwriters Issues Its First Excess and Surplus Lines Policies

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Expands business insurance product portfolio for agencies of The Cincinnati Insurance Company

• Earns initial financial strength rating of A (Excellent) from A.M. Best Co.

CINCINNATI, January 21, 2008 – The Cincinnati Insurance Company today announced that its newest subsidiary, The Cincinnati Specialty Underwriters Insurance Company, now is accepting excess and surplus lines business. Executives highlighted Cincinnati’s entry into the E&S market at a sales meeting with its independent agents in Charlottesville, Virginia, the first stop in their annual tour of 25 cities across Cincinnati’s operating territories.

Cincinnati’s independent agencies in Georgia, Illinois, Indiana, Ohio and Wisconsin now have access to CSU’s product line through CSU Producer Resources, Inc., the new, wholly owned insurance brokerage subsidiary of parent-company Cincinnati Financial Corporation. CSU and C-SUPR will expand into additional states where Cincinnati currently offers standard market property casualty policies, including Virginia, as the new companies obtain the necessary state regulatory approvals.

Preparations for E&S operations concluded on schedule in December, when CSU received an A (Excellent) rating from A.M. Best Co., an independent provider of insurer ratings, and successfully issued its first policies from its new policy administration system.

James E. Benoski, president and chief executive officer of The Cincinnati Insurance Company, commented, “Our mission is to help our independent insurance agencies protect the businesses and people in their communities with quality insurance programs. The decision to offer E&S coverage grows from that mission. We specifically structured our E&S operations to serve the needs of the independent agencies that currently market our standard market insurance policies. When part of their client’s insurance program requires E&S coverages, those agencies now can write the whole account with Cincinnati, gaining benefits not often found in the broader E&S market.”

Don J. Doyle, Jr., CPCU, AIM, senior vice president, noted, “Producers can submit risks to C-SUPR from a variety of classes, reflecting the mix of accounts Cincinnati agencies currently write. They have direct access to our dedicated E&S underwriters, and they also can tap into their agencies’ broader Cincinnati relationships to bring their policyholders services such as experienced and responsive loss control and claims handling.

“We’re making it easy to do business. Our new policy administration system delivers electronic copies of policies to producers within minutes of underwriting approval and policy issue. C-SUPR gives extra support to our producers by remitting surplus lines taxes and stamping fees and retaining admitted market declinations.”

Benoski added, “We capitalized CSU with $200 million from its parent company, Cincinnati Insurance. That high level of funding underscores our commitment to help our independent agencies grow by partnering with a carrier they can depend on. Everything we do to increase their competitive advantages and success also helps us achieve our own long-term growth and profitability goals.”

CSU and C-SUPR were both incorporated in August 2007 to expand Cincinnati’s property casualty group’s products to include E&S insurance. Generally, E&S provides coverage for businesses that do not find it in the standard market due to market conditions, the nature of the insured business or its specific characteristics and history.

Cincinnati Financial Corporation (NASDAQ:CINF) offers property and casualty insurance, our main business, through our three standard market companies, The Cincinnati Insurance Company, The Cincinnati Indemnity Company and The Cincinnati Casualty Company. The Cincinnati Specialty Underwriters Insurance Company provides excess and surplus lines property and casualty insurance. The Cincinnati Life Insurance Company markets life and disability income insurance and annuities. CSU Producer Resources, Inc. is our excess and surplus lines brokerage, serving the same local independent agencies that offer our standard market policies. CFC Investment Company offers commercial leasing and financing services. CinFin Capital Management Company provides asset management services to institutions, corporations and individuals. For additional information about the company, please visit www.cinfin.com.

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